EXHIBIT 99.1

Renavotio, Inc. Completes Sale of First Tranche of 500,000 N95 Masks

Tulsa, Ok-(Newsfile Corp. – November 13, 2020) –Renavotio, Inc’s (OTCQB: RIII) wholly owned subsidiary, Renavotio Infratech, Inc. (RII), announced today that it has closed a sale of the first tranche of 500,000 N95 masks to a medical supply company representing a state agency buyer.

RII inspected and confirmed the inventory of the first 500,000 of the 10 million masks it recently committed to purchase and resell. RII has secured commitments to purchase the balance of the 9,500,000 masks and plans to complete the sale and delivery over the next two months.

Closing this sale and securing purchase commitments for the balance of the 9,500,000 N95 masks will provide additional revenues in the fourth quarter of 2020. RII continually strives to be a reliable supplier of PPE products to foster long term relationships with suppliers and purchasers of PPE and its possible production products. President Elect Biden has stressed the need for U.S. made PPE products, which may increase the demand for PPE products. RII is prepared to meet this possible demand via its recent acquisition to meet those needs through its suppliers and its attempt to have production in place by the first quarter of 2021.

“Researching, seeking out, and capitalizing on these new and exciting opportunities is allowing us to jumpstart our company’s growth and build a stable base for us to accelerate from,” said Billy Robinson, CEO of Renavotio, Inc.

ABOUT REVAVOTIO, INC.

Renavotio’s business focuses on three unique infrastructure opportunities, including medical protective equipment, 5G, utility construction, utility management, IoT, water, waste management technology, and related industries. www.renavotio.com

The Company’s wholly owned subsidiary, Renavotio Infratech, Inc. (“RII”), includes business and acquisition strategies concentrating on medical protective equipment and infrastructure with utility construction and consulting/operational agreements with small towns or county CO-OPS that operate their own water and sewer systems, providing long-term savings, utilizing smart-utility monitoring, and dedicated engineering and service personnel. These platforms capture utility data from hand-held GPS devices or in-place sensors, with planned use of drones to identify waste contamination, leak detection, and topographic underground utility installation planning. RII’s wholly owned subsidiary, Utility Management Corp, is a holding company focused on infrastructure, 5G, utility construction, utility management, IoT, water and waste management technology, and related industries. Utility Management Corp’s subsidiary, Utility Management and Construction (UMCCO), is an engineering and smart utility management company that provides a one-stop solution to rural communities to reduce the consumption of electricity, natural gas, and water utilities for commercial, industrial and municipal end users. UMCCO’s unique approach creates immediate bottom line savings for its clients, by providing engineering, planning, permitting and installation through their second wholly-owned subsidiary, Cross-Bo Construction, which specializes in water, sewer, Telcom, and 5G design and installation, establishing a long-term value proposition while also achieving respective sustainability goals. www.umcco.com

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RII’s wholly owned subsidiary, Tritanium Labs, is an Oklahoma based supply chain technology company and the manufacturer of consumer products available at Costco Warehouse Clubs and other fine retailers across the United States. The TriCleanz, TruCleanz, and TruSafe brands of sanitizers, disinfectants, sanitizing wipes, and Pro N95 USA, LLC soon to be a US manufacture of N95 mask will provide personal protective equipment (PPE) that is manufactured in the United States with transparency, trust, and traceability. Its products are manufactured using the same Tritanium Traceability Technologies it provides to its manufacturing and logistics clients. Since 2018, Tritanium is working towards being a leader in Supply Chain Traceability Solutions and the founder of one of the first public distributed ledger immutable traceability technology specifically for product traceability. Tritanium’s solutions, software developers and technology providers can add immediate global traceability to sickness, food, manufacturing and logistic applications. www.tritaniumlabs.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release includes certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable, are subject to known and unknown risks, uncertainties, and other factors may cause the actual results and future events to differ materially from those expressed or implied by such forward-looking statements. Such factors include general business, economic, competitive, regulatory, capital markets, political and social uncertainties. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements, including the level of sales of PPE products as well as whether the Company will successfully conduct PPE production. Accordingly, readers should not place undue reliance on forward-looking statements. No information in this news release should be construed as any indication whatsoever of the Company’s future stock price, revenues, or results of operations. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

IR Contact :
Renavotio, Inc.

Utility Management Corp.

Tritanium Labs, Inc.

601 South Boulder Ave.

Suite 600

Tulsa, OK 74119
Email Contact : brobinson@renavotio.com
Telephone : 1-888-928-1312

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager

One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: lisa@skylineccg.com

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